Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	February 28, 2012

Rowan Announces Proposed Change in Corporate Structure

HOUSTON, TEXAS – Rowan Companies, Inc. (NYSE: RDC) today announced that its Board of Directors has unanimously approved a plan to change the Company’s corporate structure. The proposed plan is designed to enhance shareholder value by improving Rowan’s long-term competitive position as a global contract driller.

Under the proposed plan, the Company’s legal domicile would change from Delaware to the United Kingdom (U.K.), where the Company already has substantial and growing operations. The offshore drilling industry is a global business and Rowan has been evolving into a much more geographically diversified company. This change aligns the Company’s structure with its significant shift in strategic focus toward key global markets over the past decade, as well as the central role of its U.K. base to Rowan’s management and oversight of its global operations. The Company estimates approximately 81 percent of revenue will be derived from non-U.S. operations in 2012, compared with just ten percent in 2004.

By making the Company more competitive and enhancing its ability to reinvest in its business, Rowan expects that over the long term the proposed plan will lead to further growth and job creation in the U.S. and globally. This plan will have no effect on employees’ jobs, wages, or current benefits.

Rowan’s Board of Directors believes the plan reflects and reinforces many operating benefits from its growing base of activity in the U.K., including:

•	Improving access to key customers in the U.K., Europe and Egypt, which collectively comprise 59 percent of Rowan’s contract backlog;

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Enhancing the Company’s ability to further expand in the North Sea and other markets by continuing to build an efficient shore base from which to reach its rigs and communicate with key customers in those important markets;

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Improving the general perception with customers and the investment community that Rowan is a global contract driller with an increasing focus on international markets, which generally offer longer-term contracts, a stronger backlog and more predictable cash flow; and

•	Allowing Rowan, over the long term, to remain competitive with the effective tax rates of its global competitors, most of which are domiciled outside the U.S.

2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056

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W. Matt Ralls, President and Chief Executive Officer, commented, “The offshore drilling industry is a global business and we have been evolving into a much more geographically diversified company. With this change in our structure, we formally recognize that the base of operations we first established in the U.K. more than three decades ago is now a central and efficient location from which we manage the markets that will be our largest source of revenue this year. The changes we are making will increase shareholder value over time by improving our competitiveness as a global contract driller and by giving us greater flexibility to manage our global operations. Our industry has already moved in this direction, and over the long term, by making the Company even more competitive, we can grow and reinvest in our business, leading to the creation of more high-paying jobs both in the U.S. and in the other markets we serve.”

In order to put in place the change in corporate structure, the plan provides that the Company would consummate a merger with one of its subsidiaries. As a result of the merger, all common stock of the Company – including shares granted under the Company’s equity based incentive plans — will be exchanged for American depositary shares (“ADS”) of its new U.K. parent company – a newly formed English public limited company to be named “Rowan Companies plc” (“Rowan UK”). ADS will represent Class A Ordinary Shares of Rowan UK. Upon completion of the merger, Rowan’s business and operations will continue in substantially the same manner except that Rowan UK will be the parent company of the Rowan group of companies. Rowan will submit an application to the New York Stock Exchange (“NYSE”) and anticipates that, immediately following the effective time of the merger, the ADS will be listed on the NYSE under the symbol “RDC,” the current symbol for Rowan Delaware common stock. The plan is subject to stockholder approval and other conditions, including receipt of applicable consents and approvals. The Company currently anticipates that it will complete the proposed change in corporate structure by late spring.

Rowan UK will remain subject to U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE. The Company will continue to report its financial results in U.S. dollars under U.S. generally accepted accounting principles.

Rowan UK has filed with the SEC a registration statement on Form S-4, which contains a preliminary proxy statement/prospectus in connection with the proposed merger, and each of Rowan and Rowan UK will be filing other relevant materials with the SEC in connection with the transaction. Once the registration statement is declared effective by the SEC, Rowan will mail to its stockholders a definitive proxy statement/prospectus regarding the proposed change in corporate structure and related transactions. The Company urges stockholders – including participants in its equity based incentive compensation plans — and investors to read carefully the proxy statement/prospectus (and any other document that Rowan or Rowan UK subsequently files with the SEC) before making any voting or investment decision about the proposed merger, because they contain important information about Rowan, Rowan UK and the proposed merger and related transactions. Stockholders and investors may obtain these documents, as well as other filings containing information about Rowan and Rowan UK, for free at the SEC’s website, www.sec.gov, and Rowan’s website, www.rowancompanies.com, under the “Investor Relations” heading by accessing the “SEC filings” link.

Rowan Companies, Inc. is a major provider of global offshore contract drilling services with a leading position in high-specification jack-up rigs. The Company’s fleet of 31 jack-up rigs is located worldwide, including the Middle East, the North Sea, Trinidad, Southeast Asia and the Gulf of Mexico. Rowan will enter the ultra-deepwater market with three high-specification drillships expected to be delivered starting in late 2013. Rowan’s stock is traded on the New York Stock Exchange under the symbol “RDC”. For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the proposed change in corporate structure as well as statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations, including changes in tax laws, whether our stockholders approve the merger (and related transactions) and whether we achieve the benefits we expect from the proposed change in our corporate structure. Other relevant factors have been and will be disclosed in the Company’s filings with the SEC.

Rowan, Rowan UK and their directors and executive officers and certain other members of management and employees, as well as Innisfree M&A Incorporated (Rowan’s proxy solicitor), may be deemed to be participants in the solicitation of proxies in respect of the proposed change in corporate structure. Information about the directors and executive officers of Rowan and their ownership in Rowan is included in the registration statement filed with the SEC and the documents and information incorporated by reference therein. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of the documents by accessing the SEC’s and our website as described above.

Contact:

Suzanne M. Spera

Director of Investor Relations

(713) 960-7517

sspera@rowancompanies.com